UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2024

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road,
Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	PAG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.

On June 19, 2024, we became aware that CDK Global, LLC (“CDK”), a provider of dealer management software systems to retail automotive and commercial truck dealerships, was experiencing a cybersecurity incident and its systems were not operational. As of the filing of this Current Report, many of CDK’s systems remain inoperable. We do not utilize CDK's dealer management system in our U.S. or international automotive dealership operations. Our Premier Truck Group business utilizes CDK’s dealer management system which has been disrupted. We immediately took precautionary containment steps to protect our systems and commenced an investigation of the incident, which efforts are ongoing. Premier Truck Group has implemented its business continuity response plans and continues to operate at all locations through manual or alternate processes developed to respond to such incidents. The commercial truck dealership business has lower unit volumes than the automotive dealership business and principally serves business customers.

Premier Truck Group, a heavy- and medium-duty truck dealership group offering primarily Freightliner and Western Star trucks (both Daimler brands), has locations across eleven U.S. states and the Canadian provinces of Ontario and Manitoba. PTG operates 48 locations selling new and/or used trucks, performing service and parts operations, and offering collision repair services.

Caution Concerning Forward Looking Statements

Statements in this Current Report on Form 8-K may involve forward-looking statements. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, our ability to mitigate the disruption caused by the CDK cybersecurity incident, those related to macro-economic, geo-political and industry conditions and events, including their impact on new and used vehicle sales, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to Penske Transportation Solutions (PTS) and Premier Truck Group (PTG), personal discretionary spending levels, interest rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, the shortage of vehicle components, international conflicts, including the war in Ukraine, challenges in sourcing labor, or labor strikes or work stoppages, or other disruptions; changes in the retail model either from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTS' asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process or emissions standards, as well as changes in consumer sentiment relating to commercial truck sales that may hinder our or PTS' ability to maintain, acquire, sell, or operate trucks; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risk and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2023, its Form 10-Q for the three months ended March 31, 2024, and its other filings with the Securities and Exchange Commission. This this Current Report on Form 8-K speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

June 21, 2024	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President